                                                 EXHIBIT 99.1

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Shareholders and Board of Directors
Mail Boxes Etc.

We have audited the accompanying consolidated balance sheets of Mail Boxes Etc. as of April 30, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended April 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mail Boxes Etc. at April 30, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended April 30, 1997, in conformity with generally accepted accounting principles.

San Diego, California
June 6, 1997

                                MAIL BOXES ETC.

                          CONSOLIDATED BALANCE SHEETS

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                  FISCAL YEARS ENDED
                                                                                                      APRIL 30,
                                                                                                 --------------------
                                                                                                   1997       1996
                                                                                                 ---------  ---------
ASSETS
Current Assets:
  Cash and cash equivalents....................................................................  $   3,992  $   1,416
  Restricted cash--franchisee deposits.........................................................      1,613      2,073
  Short-term investments.......................................................................     27,342     21,825
  Accounts receivable, net of allowance for doubtful accounts of $1,334 and $1,507, at April
    30, 1997 and 1996, respectively............................................................      6,547      6,799
  Receivable from National Media Fund..........................................................        250        770
  Inventories..................................................................................        447        544
  Current portion of notes receivable..........................................................      6,048      6,756
  Current portion of net investment in sales-type leases.......................................      2,322      2,414
  Deferred income taxes........................................................................      1,272      1,846
  Re-acquired area and center rights held for resale...........................................        629        638
  Other........................................................................................      1,394      1,063
                                                                                                 ---------  ---------
      TOTAL CURRENT ASSETS.....................................................................     51,856     46,144

  Notes receivable, net........................................................................     12,977     10,831
  Net investment in sales-type leases..........................................................      6,067      7,518
  Property and equipment:
    Land.......................................................................................      1,200      1,200
    Building and improvements..................................................................      5,076      4,201
    Office furniture and equipment.............................................................      4,307      4,018
    Vehicles...................................................................................        209        209
                                                                                                 ---------  ---------
      Total property and equipment.............................................................     10,792      9,628
      Less accumulated depreciation and amortization...........................................      4,831      4,247
                                                                                                 ---------  ---------
      NET PROPERTY AND EQUIPMENT...............................................................      5,961      5,381
  Excess of cost over assets acquired, net of accumulated amortization of $607 and $549 at
    April 30, 1997 and 1996, respectively......................................................        383        441
  Re-acquired area rights, net of accumulated amortization of $511 and $240 at April 30, 1997
    and 1996, respectively.....................................................................      6,443      3,240
  Deferred income taxes........................................................................      1,249      1,307
  Other assets.................................................................................        739        904
                                                                                                 ---------  ---------
      TOTAL ASSETS.............................................................................  $  85,675  $  75,766
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable.............................................................................  $   1,363  $   2,096
  Franchisee deposits..........................................................................      2,097      2,619
  Royalties, referrals and commissions payable.................................................      1,760      2,515
  Accrued employee expenses and related taxes..................................................      2,390      1,963
  Other accrued expenses.......................................................................      1,550      2,012
  Income taxes payable.........................................................................        769        838
  Current maturities of long term debt.........................................................        692        958
                                                                                                 ---------  ---------
      TOTAL CURRENT LIABILITIES................................................................     10,621     13,001

Long-term debt, net of current maturities......................................................      3,916      1,402

Commitments and contingencies..................................................................     --         --
Shareholders' equity:
  Preferred stock, no par value, 10,000,000 shares authorized, with none issued and
    outstanding................................................................................     --         --
  Common stock, no par value, 40,000,000 shares authorized, with 11,300,273 and 11,139,698
    shares issued and outstanding at April 30, 1997 and 1996, respectively.....................     16,728     14,944
  Retained earnings............................................................................     54,410     46,419
                                                                                                 ---------  ---------
      TOTAL SHAREHOLDERS' EQUITY...............................................................     71,138     61,363
                                                                                                 ---------  ---------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...............................................  $  85,675  $  75,766
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                            (See accompanying notes)

                                MAIL BOXES ETC.

                       CONSOLIDATED STATEMENTS OF INCOME

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                    FISCAL YEARS ENDED APRIL 30,
                                                                                   -------------------------------
                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
Revenues:
  Royalty and marketing fees.....................................................  $  35,254  $  30,947  $  24,673
  Franchise fees.................................................................      9,915      8,557      8,670
  Sales of supplies and equipment................................................     12,775     10,839     10,020
  Interest income on leases and other............................................      8,687      6,975      5,424
  Company centers................................................................      1,206      1,789      1,564
                                                                                   ---------  ---------  ---------
      TOTAL REVENUES.............................................................     67,837     59,107     50,351

Cost and expenses:
  Franchise operations...........................................................     18,463     14,881     12,506
  Franchise development..........................................................      6,383      5,883      5,090
  Cost of supplies and equipment sold............................................      9,585      8,465      7,915
  Marketing......................................................................      6,219      4,068      4,630
  General and administrative.....................................................      9,060     10,293      7,878
  Company centers................................................................      1,265      1,842      1,598
  Litigation settlement expenses.................................................      5,000     --         --
                                                                                   ---------  ---------  ---------
      TOTAL COST AND EXPENSES....................................................     55,975     45,432     39,617
                                                                                   ---------  ---------  ---------

Operating income.................................................................     11,862     13,675     10,734
Interest on investments and other................................................        963        674        447
                                                                                   ---------  ---------  ---------
Income before provision for income taxes.........................................     12,825     14,349     11,181
Provision for income taxes.......................................................      4,834      5,620      4,411
                                                                                   ---------  ---------  ---------

      NET INCOME.................................................................  $   7,991  $   8,729  $   6,770
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
NET INCOME PER COMMON SHARE......................................................  $    0.68  $    0.77  $    0.60
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
  SHARES OUTSTANDING.............................................................     11,780     11,403     11,357
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

                            (See accompanying notes)

                                MAIL BOXES ETC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                 (IN THOUSANDS)

                                                                             COMMON STOCK
                                                                         --------------------  RETAINED
                                                                          SHARES     AMOUNT    EARNINGS     TOTAL
                                                                         ---------  ---------  ---------  ---------
Balance, April 30, 1994................................................     11,569  $  19,195  $  30,920  $  50,115
Exercise of employee stock options and other...........................        146        928                   928
Common stock repurchased...............................................       (657)    (5,681)               (5,681)
Income tax benefit from stock option activity..........................                    13                    13
Net income.............................................................                            6,770      6,770
                                                                         ---------  ---------  ---------  ---------
Balance, April 30, 1995................................................     11,058     14,455     37,690     52,145
                                                                         ---------  ---------  ---------  ---------
Exercise of employee stock options and other...........................        221      2,135                 2,135
Common stock repurchased...............................................       (140)    (1,922)               (1,922)
Income tax benefit from stock option activity..........................                   276                   276
Net income.............................................................                            8,729      8,729
                                                                         ---------  ---------  ---------  ---------
Balance, April 30, 1996................................................     11,139     14,944     46,419     61,363
                                                                         ---------  ---------  ---------  ---------
Exercise of employee stock options and other...........................        180      1,590                 1,590
Common stock repurchased...............................................        (19)      (410)                 (410)
Income tax benefit from stock option activity..........................                   604                   604
Net income.............................................................                            7,991      7,991
                                                                         ---------  ---------  ---------  ---------
Balance, April 30, 1997................................................     11,300  $  16,728  $  54,410  $  71,138
                                                                         ---------  ---------  ---------  ---------

                            (See accompanying notes)

                                MAIL BOXES ETC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                          FISCAL YEARS ENDED APRIL 30
                                                                                        -------------------------------
                                                                                          1997       1996       1995
                                                                                        ---------  ---------  ---------
OPERATING ACTIVITIES:
  Net income..........................................................................  $   7,991  $   8,729  $   6,770
  Adjustments to reconcile net income to net cash provided from operating activities:
    Depreciation and amortization.....................................................      1,046      1,030      1,024
    Gain on sale of equipment under sales type lease agreements.......................       (429)      (558)      (681)
    Increase (decrease) in allowance for doubtful accounts............................       (530)       880      1,236
    Loss (gain) on disposal of property and equipment.................................         (7)         4        122
    Deferred income taxes.............................................................        632     (1,054)    (1,023)
Changes in assets and liabilities:
    Restricted cash...................................................................        460       (459)      (252)
    Accounts and notes receivable.....................................................       (760)    (1,049)    (7,386)
    Receivable from National
    Media Fund........................................................................        520        830     (1,600)
    Assets leased to franchisees and inventories......................................     (1,338)    (1,235)    (1,999)
    Re-acquired area and center rights held for resale................................        109        378        261
    Other current assets..............................................................       (331)       (58)       421
    Other assets......................................................................        (38)       152        173
    Accounts payable..................................................................       (733)       945        419
    Franchisee deposits...............................................................       (522)       466        747
    Royalties, referrals and commissions payable......................................       (755)        66        610
    Accrued employee expenses and related taxes.......................................        427        500        697
    Other accrued expenses............................................................       (369)       838        821
    Income taxes payable..............................................................        535        397        730
                                                                                        ---------  ---------  ---------
    NET CASH FLOWS PROVIDED FROM OPERATING ACTIVITIES.................................      5,908     10,802      1,090
INVESTING ACTIVITIES:
    Net change in short-term investments..............................................     (5,517)   (11,773)       389
    Additions to property and equipment...............................................     (1,292)      (472)      (477)
    Principal payments received on sales-type leases..................................      3,407      3,628      3,223
    Re-acquired area rights...........................................................       (439)      (185)      (887)
                                                                                        ---------  ---------  ---------
    NET CASH FLOWS PROVIDED FROM (USED IN) INVESTING ACTIVITIES.......................     (3,841)    (8,802)     2,248
FINANCING ACTIVITIES:
    Borrowing under line of credit....................................................      1,630      3,720      3,800
    Repayments under line of credit...................................................     (2,150)    (4,550)    (2,200)
    Repayments on notes payable.......................................................       (354)      (146)       (54)
    Repurchase of common stock........................................................       (410)    (1,922)    (5,681)
    Proceeds from the issuance of common stock........................................      1,793      1,923        937
                                                                                        ---------  ---------  ---------
    NET CASH FLOWS PROVIDED FROM (USED IN) FINANCING ACTIVITIES.......................        509       (975)    (3,198)
                                                                                        ---------  ---------  ---------
    INCREASE IN CASH AND CASH EQUIVALENTS.............................................      2,576      1,025        140
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR........................................      1,416        391        251
                                                                                        ---------  ---------  ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR..............................................  $   3,992  $   1,416  $     391
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for Income taxes........................................  $   3,762  $   6,348  $   5,479
    Cash paid during the year for interest expense....................................  $     261  $     155  $      98
SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITIES:
    Equipment sold under sales-type leases............................................  $   1,864  $   2,232  $   2,724
    Cost of equipment sold under sales-type leases....................................  $   1,435  $   1,674  $   2,043
    Notes payable issued in connection with re-acquired area rights...................  $   3,123  $     185  $   1,495
    Accounts and notes forgiven in connection with re-acquired area rights............  $     104     --      $     468
    Exchange of area rights...........................................................     --         --      $     260

                            (See accompanying notes)

                                MAIL BOXES ETC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

    Mail Boxes Etc. ("MBE" or "the Company") was incorporated in November 1983 as a California corporation. It operates domestically through one wholly-owned subsidiary, Mail Boxes Etc. USA, Inc. This subsidiary grants territorial franchise rights for the operation or sale of service centers specializing in postal, packaging, business and communication services. The purchase price paid by the Company to acquire this subsidiary exceeded the subsidiary's net assets by $0.9 million; the excess is being amortized on the straight-line method over 20 years.

    The Company acquired a majority interest in the master license for the United Kingdom during FY96. During FY97 MBE acquired the remaining interest in the United Kingdom and operated this entity as a wholly-owned subsidiary, MBE-UK. All accounts of this foreign subsidiary have been measured using U.S. dollars as the functional currency. The gains and losses arising from the measurement of the foreign subsidiary's account have not been significant. At the end of FY97, the MBE Master License for the United Kingdom was sold to a group comprised of the individual principal owners of the MBE Master License for Canada and several other MBE Area and Individual Franchisees.

    The Company provides franchisees with a system of business training, advice regarding site location, marketing, advertising programs and management support designed to assist the franchisee in opening and operating MBE Centers.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

REVENUE RECOGNITION

    The Company enters into area and individual franchise agreements in the United States and master license agreements in other countries. Area franchise agreements grant the area franchisee the exclusive right to market individual franchise centers for the Company in the area franchisee's territory. The area franchisee generally receives a commission on individual franchises sold as well as a share of future royalties earned by the Company from centers in the area franchisee's territory. Individual franchise agreements grant the individual franchisee the exclusive right to open and operate a franchise center in the individual franchisee's territory.

    Franchise fee revenue is recognized upon completion of all significant initial services provided to the franchisee, area franchisee or master licensee and upon satisfaction of all material conditions of the franchise agreement, area franchise agreement or master license. For individual franchise sales, the significant initial obligations that must be completed before any revenue is recognized are: the site is located, a store lease is in place, the franchise agreement has been signed, the store design and layout is complete, all manuals and systems have been provided, and training at MBE is completed. For area franchise sales, the significant initial obligations that must be completed before any revenue is recognized are: all operating manuals are provided, training is completed and a pilot center is opened. For master license agreements, the significant initial obligations that must be completed before any revenue is recognized are: all operating manuals are provided and training is completed.

                                MAIL BOXES ETC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Revenue is recognized using the installment method when the revenue is collectable over an extended period and no reasonable basis exists for estimating collectability.

    On a monthly basis, all individual franchisees are required to pay royalty and marketing fees to the Company based upon a percentage of each franchisee's sales (as defined). Such fees are recognized as revenue based upon reported or estimated sales activity by the franchisees. Revenue from sales of supplies and equipment is recognized when orders are shipped, or the lease is completed, whichever is later.

    In FY95, the National Media Fund was created to administer national advertising programs. The National Media Fund is managed by a committee of area franchisees, individual franchisees and MBE. Certain advertising fees, based on franchisees' sales (as defined), are collected by the Company for the National Media Fund. Such advertising fees are not included in the accompanying financial statements. As of April 30, 1997 and 1996, the Company had advanced $250 thousand and $770 thousand to the National Media Fund, respectively, to fund certain national advertising programs. These advances, including interest, are repaid to the Company based on the collection of the advertising fees and availability of funds.

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

    The Company considers cash equivalents to be those instruments which have original maturities of three months or less.

    In accordance with Financial Accounting Standards Board Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities," management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities for which the Company does not have the intent or the ability to hold to maturity are classified as available for sale along with the Company's investments in equity securities.

    Securities classified as available for sale are carried at fair value, with unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity. At April 30, 1997 and 1996, the Company had no investments that were classified as trading or held to maturity as defined by Statement No. 115.

    Realized gains and losses are included in interest income. The cost of securities sold is based on the specific identification method. Interest on securities classified as available for sale is included in interest income.

    The following is a summary of cash and cash equivalents and the estimated fair value of available for sale securities by balance sheet classification at April 30;

                                                                                                1997       1996
                                                                                              ---------  ---------
                                                                                                 (IN THOUSANDS)
Cash and cash equivalents Cash..............................................................  $     351  $   1,339
  Money market fund.........................................................................      3,641         77
Short-term investments:
  U.S. Government securities................................................................      5,842      4,000
  Mutual fund preferred equity securities...................................................     21,500     17,825
                                                                                              ---------  ---------
Total cash, cash equivalents and short-term investments.....................................  $  31,334  $  23,241
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                MAIL BOXES ETC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The estimated fair value of each investment approximates the amortized cost, and therefore, there are no unrealized gains or losses as of April 30, 1997 or 1996.

    "Restricted cash-franchisee deposits" is the amount that prospective franchisees have deposited into a separate account managed by MBE. When all of the requirements for recognizing revenue for an individual, area or master license sale are completed (see the "Revenue Recognition" section of Note 1), then the deposit amount is transferred from this separate account into MBE's regular account and the revenue from the sale is recognized. If MBE's obligations are not completed then these deposits are usually refundable. The account, "Franchisee deposits", in the liability section of the balance sheet includes the restricted cash deposit amount and other deposits received from its franchisees.

CONCENTRATION OF CREDIT RISK

    The Company invests its excess cash in debt and equity instruments of financial institutions and corporations with strong credit ratings. The Company has established guidelines relative to diversification and maturities that attempt to maintain safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates. The Company has not experienced any significant losses on its cash equivalents or short-term investments.

    Receivables from franchisees include trade receivables, lease receivables and notes receivable. Credit is extended based on an evaluation of the franchisee's financial condition. Sales-type leases are collateralized by the leased equipment and fixtures.

    Trade receivables are not collateralized. However, the center ownership transfer process requires that all amounts owed be paid when a center ownership is transferred.

    Notes receivable from area franchisees and master licensees are collateralized by the area rights or master license rights, respectively. The Company has provided for estimated credit losses.

ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of resources and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES

    Inventories consist of supplies and equipment held for resale to franchisees and equipment held for lease. Inventories are recorded at the lower of cost (first-in, first-out method) or market.

RE-ACQUIRED INDIVIDUAL AND AREA FRANCHISE RIGHTS

    The Company repurchases franchise rights for two primary reasons. The Company may repurchase area rights with the intention of developing a better support system and then reselling the areas within a short period of time. The Company may acquire individual center rights to upgrade the Center and then resell it within a short period of time. The Company had an investment of approximately $629 thousand and $638 thousand in such individual and area rights at April 30, 1997 and 1996, respectively. The

                                MAIL BOXES ETC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Company may also repurchase the area rights with the primary intention of retaining the royalties normally shared with the former area franchisees and maintaining such rights as long-term investments. The area repurchases have been accounted for as purchases. The Company records these area repurchases at cost less accumulated amortization. Periodically the Company assesses the fair value of these areas based on estimated cash flows to determine if an impairment in the value has occurred and an adjustment is necessary. As of April 30, 1997 no adjustment is necessary. The Company had an investment of $6.4 million and $3.2 million in such area rights at April 30, 1997 and 1996, respectively. Area franchise rights held as long-term investments are amortized over a period of 20 years.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Depreciation and amortization is computed using the straight-line method over the following estimated useful lives:

Building.....................................................     31.5 years
Building improvements........................................      12.5-31.5
                                                                       years
Office furniture and equipment...............................      3-5 years
Vehicles.....................................................        3 years

EMPLOYEE STOCK OPTIONS

    The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS
123), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's stock options generally equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

ACCOUNTING FOR ASSET IMPAIRMENT

    The Company adopted Statement of Financial Accounting Standards No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", effective May 1, 1995. SFAS No. 121 required impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. There was no effect on the financial statements from the adoption of SFAS No. 121.

NET INCOME PER COMMON SHARE

    Earnings per share are based on the weighted average number of common shares and common share equivalents (stock options) outstanding during the period.

                                MAIL BOXES ETC.

2. NOTES RECEIVABLE

    Notes receivable consist of the following at April 30;

                                                                                                1997       1996
                                                                                              ---------  ---------
                                                                                                 (IN THOUSANDS)
Notes with interest rates ranging from 8%-14%, from individual franchisees, due at varying dates through 2005........................................................................  $  11,688  $  11,170
Notes with interest rates ranging from 8%-14%, from area franchisees, due at varying dates
  through 2005..............................................................................      7,252      6,611
Notes with interest rates ranging from 8.5%--11.75%, from master licensees, due at varying
  dates through 2004........................................................................      1,728      1,806
                                                                                              ---------  ---------
                                                                                                 20,668     19,587
                                                                                              ---------  ---------
Less portion due within one year............................................................     (6,048)    (6,756)
Less allowance for uncollectible notes......................................................     (1,643)    (2,000)
                                                                                              ---------  ---------
                                                                                              $  12,977  $  10,831
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Interest earned for the fiscal year ended April 30:.........................................  $   1,997  $   2,041
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Scheduled principal maturities for notes receivable as of April 30, 1997, are as follows (in thousands): 1998--$6,048; 1999--$4,164; 2000--3,384;
2001--$2,582; 2002--$1,997; and thereafter $2,493

    At April 30, 1997, the Company was obligated to fund approximately $281 thousand under certain financing programs offered to franchisees.

3. NET INVESTMENT IN SALES--TYPE LEASES

    The Company leases various types of office and computer equipment to franchisees under three to eight-year lease agreements. The following summarizes the components of the net investment in sales-type leases at April 30;

                                                                                                1997       1996
                                                                                              ---------  ---------
                                                                                                 (IN THOUSANDS)
Total minimum lease payments to be received.................................................  $  10,980  $  13,241
Less unearned income........................................................................     (2,591)    (3,309)
                                                                                              ---------  ---------
Net investment in sales-type leases.........................................................      8,389      9,932
Less portion due within one year............................................................     (2,322)    (2,414)
                                                                                              ---------  ---------
                                                                                              $   6,067  $   7,518
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Interest earned for the fiscal year ended April 30:.........................................  $   1,203  $   1,420
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Annual minimum lease payments subsequent to April 30, 1997, are as follows (in thousands): 1998-- $3,307; 1999--$2,736; 2000--$2,031; 2001--$1,330;
2002--$778; and thereafter--$798.

                                MAIL BOXES ETC.

4. DEBT

    The Company has a line of credit with a bank which allows maximum borrowings of $7 million. As of April 30, 1997, $250 thousand has been borrowed and $6.750 million is available for borrowing under the line of credit. The line of credit is unsecured and bears interest at a rate based on LIBOR plus certain basis points (6.81% at April 30, 1997). The agreement expires on September 1, 1998, at which time all outstanding borrowing can be converted to a three-year term loan, which would be payable in equal monthly installments. The line of credit agreement contains various covenants, including limitations on additional indebtedness and maintaining certain financial ratios.

5. NOTES PAYABLE

    Long-term debt consists of notes payable to former area franchisees in connection with the repurchase of area franchise rights. Payments are made in monthly installments of $51 thousand including interest at 8% to 8.5% per annum. Aggregate principal maturities on notes payable at April 30, 1997 are as follows (in thousands): 1998--$442; 1999--$452; 2000--$447; 2001--$457; 2002 - $463; and
thereafter-- $2,097.

6. INCOME TAXES

    The provision for income taxes consists of the following for each of the years ended April 30:

                                                                                         1997       1996       1995
                                                                                       ---------  ---------  ---------
                                                                                               (IN THOUSANDS)
Current:
  Federal............................................................................  $   3,297  $   5,324  $   4,352
  State..............................................................................        905      1,344      1,088
                                                                                       ---------  ---------  ---------
                                                                                           4,202      6,668      5,440
Deferred:
  Federal............................................................................        557       (913)      (890)
  State..............................................................................         75       (135)      (139)
                                                                                       ---------  ---------  ---------
                                                                                             632     (1,048)    (1,029)
                                                                                       ---------  ---------  ---------
                                                                                       $   4,834  $   5,620  $   4,411
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

    The Company has derived tax deductions measured by the excess of the market value over the option price at the date employee stock options were exercised. The cumulative related tax benefit of approximately $1.4 million has been credited to common stock.

    Significant components of the Company's deferred tax assets for federal and state income taxes as of April 30 are:

DEFERRED TAX ASSETS:                                                                     1997       1996       1995
-------------------------------------------------------------------------------------  ---------  ---------  ---------
                                                                                               (IN THOUSANDS)
Valuation reserves...................................................................  $   1,884  $   2,646  $   1,679
State taxes..........................................................................        247        339        295
Deferred compensation................................................................        390        168        131
                                                                                       ---------  ---------  ---------
Total deferred tax assets............................................................  $   2,521  $   3,153  $   2,105
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

                                MAIL BOXES ETC.

6. INCOME TAXES (CONTINUED)
    A reconciliation between the amount of tax computed by multiplying income before taxes by the applicable statutory rates and the amount of reported taxes is as follows:

                                                                         1997       1996       1995
                                                                       ---------  ---------  ---------
Statutory rate.......................................................       34.0%      35.0%      34.0%
State tax, net of federal tax benefit................................        5.0%       5.5%       5.6%
Other................................................................       (1.3%)     (1.3%)     (0.1%)
                                                                             ---        ---        ---
                                                                            37.7%      39.2%      39.5%
                                                                             ---        ---        ---
                                                                             ---        ---        ---

7. STOCK OPTIONS

    The Company has granted options to directors, officers and key employees under stock option plans to purchase shares of the Company's common stock.

    Options are generally granted at prices equal to the fair market value of the shares at the date of grant and are generally exercisable in equal increments over three to five years, commencing one year after the date of grant. At April 30, 1997, 473 thousand options were exercisable and the Company had nearly 2.6 million shares available for future grant under the stock option plan for employees and 160 thousand shares available for future grant under the stock option plan for outside directors.

    A summary of the Company's stock option activity and related information is as follows (shares in thousands):

                                                                                                    FY97
                                                                                         --------------------------
                                                                                                       WGTD. AVG.
                                                                                          NUMBER OF     EXERCISE
                                                                                           SHARES         PRICE
                                                                                         -----------  -------------

                                                                                               (IN THOUSANDS)
Outstanding at beginning of year.......................................................       1,113     $    9.85
Granted................................................................................         489     $   17.54
Exercised..............................................................................        (180)    $    9.97
Forfeited..............................................................................        (169)    $   13.12
                                                                                              -----        ------
Outstanding at the end of the year.....................................................       1,253     $   12.39
                                                                                              -----        ------
Exercisable at the end of the year.....................................................        473*     $   10.75
                                                                                              -----        ------

------------------------

* Because of the Merger Agreement with U.S. Office Products described in Note 13, all stock options granted prior to May 22, 1997 (the date of the Merger Agreement), will become vested and fully exercisable prior to the Merger. If the Merger is not consummated, all options that were accelerated solely as a result of the Merger Agreement, but were not exercised, will revert back to their original vesting schedule.

                                MAIL BOXES ETC.

7. STOCK OPTIONS (CONTINUED)

                                                                                                    FY96
                                                                                         --------------------------
                                                                                                       WGTD. AVG.
                                                                                          NUMBER OF     EXERCISE
                                                                                           SHARES         PRICE
                                                                                         -----------  -------------

                                                                                               (IN THOUSANDS)
Outstanding at beginning of year.......................................................         914     $    9.93
Granted................................................................................         441     $    9.17
Exercised..............................................................................        (221)    $    8.70
Forfeited..............................................................................         (21)    $   13.30
                                                                                              -----        ------
Outstanding at the end of the year.....................................................       1,113     $    9.85
                                                                                              -----        ------
Exercisable at the end of the year.....................................................         394     $   12.49
                                                                                              -----        ------

                                                                                                     FY95
                                                                                         ----------------------------
                                                                                                         WGTD. AVG.
                                                                                           NUMBER OF      EXERCISE
                                                                                            SHARES          PRICE
                                                                                         -------------  -------------

                                                                                                (IN THOUSANDS)
Outstanding at beginning of year.......................................................          847      $    9.90
Granted................................................................................          258      $    7.81
Exercised..............................................................................         (146)     $    6.29
Forfeited..............................................................................          (45)     $    9.31
                                                                                                 ---         ------
Outstanding at the end of the year.....................................................          914      $    9.93
                                                                                                 ---         ------
Exercisable at the end of the year.....................................................          408      $   10.77
                                                                                                 ---         ------

    Adjusted pro forma information regarding net income and earnings-per-share is required by SFAS 123, and has been determined as if the Company had accounted for its employee and non-employee directors stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the "Black Scholes" method for option pricing with the following weighted-average assumptions for FY97 and FY96: 1) risk free interest rates of 6%; 2) dividend yields of 0%; 3) volatility factors of the expected market value of the Company's common stock of .395; and a weighted-average expected life of the options of 5 years.

    For purposed of adjusted pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's adjusted pro forma information would have been as follows (in thousands):

                                                                                                   FY97       FY96
                                                                                                 ---------  ---------
Adjusted pro forma net income..................................................................  $   7,403  $   8,549
Adjusted pro forma earnings-per-share..........................................................  $    0.63  $    0.75

    The results above are not likely to be representative of the effects of applying FAS 123 on reported net income or loss for future years as these amounts reflect the expense for only one or two years vesting.

                                MAIL BOXES ETC.

7. STOCK OPTIONS (CONTINUED)
    The following summarizes information about the Company's stock options outstanding at April 30, 1997 (number of options in thousands):

                  SHARES SUBJECT TO OUTSTANDING OPTIONS         EXERCISABLE
                 ---------------------------------------  ------------------------
                    OPTION       WGTD. AVE                  NUMBER
   RANGE OF         SHARES       REMAINING   WGTD. AVE.    EXERCIS-    WGTD. AVE.
EXERCISE PRICE    OUTSTANDING      LIFE      EXER. PRICE     ABLE      EXER. PRICE
---------------  -------------  -----------  -----------  -----------  -----------
$4.13                      8       1.0 yrs    $    4.13            8    $    4.13
$6.81--$8.25             390       7.5        $    7.84          112    $    7.57
$9.00--$10.50            278       4.6        $   10.00          195    $    9.96
$11.50--$14.50           145       4.8        $   13.80          140    $   13.78
$16.50--$23.13           432       9.1        $   17.70           18    $   18.27
                       -----                                     ---
                       1,253                                     473

8. FRANCHISE FEES

    Franchise fees consist of the following for each of the years ended April
30:

                                                                                         1997       1996       1995
                                                                                       ---------  ---------  ---------
                                                                                               (IN THOUSANDS)
Individual franchises................................................................  $   7,240  $   6,397  $   6,774
Area franchises......................................................................        296        292         58
Master licenses & international fees.................................................      1,062        957      1,170
Transfer and renewal fees............................................................      1,317        911        668
                                                                                       ---------  ---------  ---------
                                                                                       $   9,915  $   8,557  $   8,670
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

9. ROYALTY EXPENSES

    Royalties shared with area franchisees are included in franchise operations in the accompanying consolidated statements of income and are as follows (in thousands): 1997--$12,875; 1996--$11,686; and 1995--$9,689.

10. EMPLOYEE BENEFIT PLANS

    In November 1988, the Company adopted an amended and restated Stock Purchase and Salary Savings Plan (Plan) covering substantially all employees that have been employed for at least six months and meet other age and eligibility requirements. Employees may contribute up to ten percent of compensation per year (subject to a maximum limit by federal tax law) into various funds.

    Profit sharing contributions by the Company to the Plan are made at the discretion of the Board of Directors and were $240 thousand, $450 thousand, and $420 thousand for the years ended April 30, 1997, 1996 and 1995, respectively. At the discretion of the Board of Directors, the Company may also make annual matching contributions to the Plan. Matching contributions for 1997, 1996 and 1995 were $214 thousand, $162 thousand, and $136 thousand, respectively and equal to 50% of the employee's contributions.

                                MAIL BOXES ETC.

10. EMPLOYEE BENEFIT PLANS (CONTINUED)
    The Company has entered into an employment agreement with its chief executive officer, under which the Company agreed to obtain a split dollar life insurance policy for his benefit. The Company contributed $100 thousand in both FY97 and FY96 toward the funding of this policy. The Company has retained an equity interest in this policy equal to the extent of its contributions. Consequently, there is no effect on the Company's earnings as a result of these contributions.

    Contributions after FY97 will be determined annually by the Board of Directors.

11. LITIGATION

    On November 6, 1996, the Company entered into a comprehensive settlement of various lawsuits and claims made by certain franchisees in several lawsuits being pursued in San Diego County Superior Court. Under the settlement agreement, the Company paid $4 million in cash and will deliver an aggregate amount of 39,080 shares of its common stock over a period of two years. The settlement expense reflected in the Company's financial results is $5 million.

    The Company is still involved in various lawsuits and claims from its franchisees and former employees in the course of conducting its business. While the Company intends to vigorously defend these actions, management is unable to make a meaningful estimate of the amount or range of loss that could result from an unfavorable outcome of all pending litigation. It is possible that the Company's results of operations in a particular quarter or annual period could be materially adversely affected by an ultimate unfavorable outcome of certain pending litigation. Management believes, however, that the ultimate outcome of all pending litigation should not have a material adverse effect on the Company's financial position or liquidity.

12. RELATED PARTY TRANSACTIONS

    Nearly 40% of the franchisees' gross sales and almost 50% of their subject-to-royalty revenues are generated by selling UPS Services. The Company receives royalty revenue based on revenues earned by the franchisees. The Company recognized royalty and marketing fee revenues generated from UPS services of $16.9 million, $14.9 million, and $11.8 million for the years ended April 30, 1997, 1996, and 1995, respectively.

13. SUBSEQUENT EVENTS

    On May 22, 1997, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with U.S. Office Products Company ("USOP"), pursuant to which a newly-formed, wholly-owned subsidiary of USOP will be merged (the "Merger") with and into MBE, with MBE to be the surviving corporation. Once the merger is completed, MBE will be a wholly-owned subsidiary of USOP. Consummation of the Merger is subject to certain conditions, including the approval of the principal terms of the transaction by the Company's shareholders.

                                MAIL BOXES ETC.

14. QUARTERLY INFORMATION (UNAUDITED)

    The following quarterly information includes all adjustments which management considers necessary for a fair statement of such information. For interim quarterly financial statements, the provision for income taxes is estimated using the best available information for projected results for the entire year (in thousands, except for per share data).

FY97                                                                      FIRST     SECOND      THIRD     FOURTH
----------------------------------------------------------------------  ---------  ---------  ---------  ---------
Total revenues........................................................  $  14,779  $  17,047  $  18,838  $  17,173
Total cost and expenses...............................................     11,634     18,078     13,204     13,059
Provision for (benefit from) income taxes.............................      1,331       (341)     2,310      1,534
Net income (loss).....................................................      2,070       (470)     3,557      2,834
Earnings (loss) per share.............................................        .18      (0.04)       .30        .24

FY96                                                                      FIRST     SECOND      THIRD     FOURTH
----------------------------------------------------------------------  ---------  ---------  ---------  ---------
Total revenues........................................................  $  12,803  $  15,097  $  16,164  $  15,093
Total cost and expenses...............................................     10,279     11,804     11,870     11,479
Provision for income taxes............................................      1,036      1,345      1,751      1,488
Net income............................................................      1,622      2,091      2,708      2,308
Earnings per share....................................................        .14        .18        .24        .20